Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Frank Morgan	Harlow Sumerford
615-344-2688	615-344-1851

HCA Healthcare reports SECOND quarter 2025 results

RAISES 2025 Guidance

Nashville, Tenn., July 25, 2025 – HCA Healthcare, Inc. (NYSE: HCA) today announced financial and operating results for the second quarter ended June 30, 2025.

Key second quarter metrics (all percentage changes compare 2Q 2025 to 2Q 2024 unless otherwise noted):

•
Revenues increased 6.4 percent to $18.605 billion
•
Net income attributable to HCA Healthcare, Inc. increased 13.1 percent to $1.653 billion
•
Diluted earnings per share increased 23.5 percent to $6.83 per diluted share, and diluted earnings per share, as adjusted, increased 24.4 percent to $6.84 per diluted share
•
Adjusted EBITDA increased 8.4 percent to $3.849 billion
•
Cash flows from operating activities totaled $4.210 billion, compared to $1.971 billion in the second quarter of 2024
•
Same facility admissions increased 1.8 percent and same facility equivalent admissions increased 1.7 percent

“We are pleased to report strong financial results for the second quarter. They reflected solid revenue growth, improved margins, and better outcomes for our patients. I want to thank our exceptional colleagues for their great work and continuous efforts to improve,” said Sam Hazen, Chief Executive Officer of HCA Healthcare.

Revenues in the second quarter of 2025 totaled $18.605 billion, compared to $17.492 billion in the second quarter of 2024. Net income attributable to HCA Healthcare, Inc. totaled $1.653 billion, or $6.83 per diluted share, compared to $1.461 billion, or $5.53 per diluted share, in the second quarter of 2024. Results for the second quarter of 2025 include losses on sales of facilities of $3 million, or $0.01 per diluted share, compared to gains on sales of facilities of $12 million, or $0.03 per diluted share, in the second quarter of 2024.

For the second quarter of 2025, Adjusted EBITDA totaled $3.849 billion, compared to $3.550 billion in the second quarter of 2024. Diluted earnings per share, as adjusted, and Adjusted EBITDA are non-GAAP financial measures. A table providing supplemental information on these non-GAAP financial measures and reconciling GAAP measures of financial performance to them is included in this release.

Same facility admissions increased 1.8 percent and same facility equivalent admissions increased 1.7 percent in the second quarter of 2025, compared to the prior year period. Same facility emergency room visits increased 1.3 percent in the second quarter of 2025, compared to the prior year period. Same facility inpatient surgeries declined 0.3 percent, and same facility outpatient surgeries declined 0.6 percent in the second quarter of 2025, compared to the same period of 2024. Same facility revenue per equivalent admission increased 4.0 percent in the second quarter of 2025, compared to the second quarter of 2024.

Balance Sheet and Cash Flows from Operations

As of June 30, 2025, HCA Healthcare, Inc.’s balance sheet reflected cash and cash equivalents of $939 million, total debt of $44.483 billion, and total assets of $59.536 billion. During the second quarter of 2025, capital expenditures totaled $1.176 billion, excluding acquisitions. Cash flows provided by operating activities in the second quarter of 2025 totaled $4.210 billion, compared to $1.971 billion in the second quarter of 2024.

During the second quarter of 2025, the Company repurchased 7.031 million shares of its common stock at a cost of $2.505 billion. The Company had $5.753 billion remaining under its repurchase authorization as of June 30, 2025. As of June 30, 2025, the Company had $6.208 billion of availability under its credit facility (after giving effect to letters of credit and amounts reserved to backstop our commercial paper program).

Dividend

HCA today announced that its Board of Directors declared a quarterly cash dividend of $0.72 per share on the Company’s common stock. The dividend will be paid on September 30, 2025 to stockholders of record at the close of business on September 16, 2025.

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors, including the Company’s financial condition and results of operations. Future dividends are expected to be funded by cash balances and future cash flows from operations.

2025 Guidance Update

Today, the Company is updating its 2025 estimated guidance ranges issued on January 24, 2025.

	Previous 2025 Guidance Range, as of January 24, 2025	Revised 2025 Guidance Range, as of July 25, 2025
Revenues	$72.80 to $75.80 billion	$74.00 to $76.00 billion
Net Income Attributable to HCA Healthcare, Inc.	$5.85 to $6.29 billion	$6.11 to $6.48 billion
Adjusted EBITDA	$14.30 to $15.10 billion	$14.70 to $15.30 billion
EPS (diluted)	$24.05 to $25.85 per diluted share	$25.50 to $27.00 per diluted share

Capital expenditures for 2025, excluding acquisitions, are estimated to be approximately $5.0 billion.

The Company’s guidance contains a number of assumptions, including, among others, the Company’s current expectations regarding volume growth coupled with an anticipated mostly stable operating environment, payer mix, the ongoing impacts of the two major 2024 hurricanes, the impact of current and future health care public policy developments, as well as general business or economic conditions, including inflation, and the impact of trade policies, including tariffs, and excludes the impact of items such as, but not limited to, gains or losses on sales of facilities, losses on retirement of debt, legal claims costs and impairment of long-lived assets.

Adjusted EBITDA is a non-GAAP financial measure. A table reconciling forecasted net income attributable to HCA Healthcare, Inc. to forecasted Adjusted EBITDA is included in this release.

The Company’s guidance is based on current plans and expectations and are subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

Earnings Conference Call

HCA Healthcare will host a conference call for investors at 9:00 a.m. Central Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed through the Company’s Investor Relations web page at

https://investor.hcahealthcare.com/events-and-presentations/default.aspx.

About the Company

As of June 30, 2025, HCA operated 191 hospitals and approximately 2,500 ambulatory sites of care, including surgery centers, freestanding emergency rooms, urgent care centers and physician clinics, in 20 states and the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s financial guidance for the year ending December 31, 2025, as well as other statements that do not relate solely to historical or current facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) changes in or related to general economic or business conditions nationally and regionally in our markets, including inflation, and the impact of trade policies, including changes in, or the imposition of, tariffs and/or trade barriers; changes in revenues resulting from declining patient volumes; changes in payer mix (including increases in uninsured and underinsured patients); potential increased expenses related to labor, pharmaceuticals, supply chain or other expenditures; workforce disruptions; supply and pharmaceutical shortages and disruptions (including as a result of tariffs or geopolitical disruptions); and the impact of potential federal government shutdowns, holds on or cancellations of congressionally authorized spending and interruptions in the distribution of governmental funds, (2) the impact of current and future health care public policy developments and the implementation of new, and possible changes to existing, federal, state or local laws and regulations affecting the health care industry, including the expiration of enhanced premium tax credits (“EPTCs”) for individuals eligible to purchase insurance coverage through federal and state-based health insurance marketplaces, changes in the structure and administration of, and funding for, federal and state agencies and programs, and effects of the One Big Beautiful Bill Act (“OBBBA”), (3) the impact of our significant indebtedness and the ability to refinance such indebtedness on acceptable terms, (4) the effects related to the implementation of sequestration spending reductions required under the Budget Control Act of 2011, related legislation extending these reductions, and those that may be required under the Pay-As-You-Go Act of 2010 as a result of the federal budget deficit impact of OBBBA, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (5) the ability to achieve operating and financial targets, develop and execute resiliency plans to offset to the extent possible impacts from OBBBA, the scheduled expiration of EPTCs and tariffs, attain expected levels of patient volumes and revenues, and control the costs of providing services, (6) possible reductions or other changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs, Medicaid waiver programs and state directed payment arrangements, any of which may negatively impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (7) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (8) personnel-related capacity constraints, increases in wages and the ability to attract, utilize and retain qualified management and other personnel, including affiliated physicians, nurses and medical and technical support personnel, (9) the highly competitive nature of the health care business, (10) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (11) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (12) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (13) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (14) changes in accounting practices, (15) the emergence of and effects related to pandemics, epidemics and outbreaks of infectious diseases or other public health crises, (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (20) the impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) the impact of actual and potential cybersecurity incidents or security breaches involving us or our vendors and other third parties, (22) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and the impact of interoperability requirements, (23) the impact of natural disasters, such as hurricanes and floods, including Hurricanes Milton and Helene, physical risks from changing global weather patterns or similar events beyond our control on our assets and activities and the communities we serve, (24) changes in U.S. federal, state, or foreign tax laws, interpretations of tax laws by taxing authorities, other standard setting bodies or judicial decisions, (25) the results of our efforts to use technology and resilience initiatives, including artificial intelligence and machine learning, to drive efficiencies, better outcomes and an enhanced patient experience and (26) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2024 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company,” “HCA” and “HCA Healthcare” as used throughout this release refer to HCA Healthcare, Inc. and its affiliates.

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

Second Quarter

Unaudited

(Dollars in millions, except per share amounts)

	2025		2024
	Amount	Ratio	Amount	Ratio
Revenues	$18,605	100.0%	$17,492	100.0%

Salaries and benefits	8,138	43.7	7,685	43.9
Supplies	2,844	15.3	2,634	15.1
Other operating expenses	3,793	20.4	3,623	20.7
Equity in earnings of affiliates	(19)	(0.1)	—	—
Depreciation and amortization	863	4.7	819	4.7
Interest expense	568	3.0	506	2.9
Losses (gains) on sales of facilities	3	—	(12)	(0.1)

	16,190	87.0	15,255	87.2

Income before income taxes	2,415	13.0	2,237	12.8

Provision for income taxes	524	2.8	550	3.2

Net income	1,891	10.2	1,687	9.6

Net income attributable to noncontrolling interests	238	1.3	226	1.2

Net income attributable to HCA Healthcare, Inc.	$1,653	8.9	$1,461	8.4

Diluted earnings per share	$6.83		$5.53

Shares used in computing diluted earnings per share (millions)	241.911		264.071

Comprehensive income attributable to HCA Healthcare, Inc.	$1,701		$1,461

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

For the Six Months Ended June 30, 2025 and 2024

Unaudited

(Dollars in millions, except per share amounts)

	2025		2024
	Amount	Ratio	Amount	Ratio
Revenues	$36,926	100.0%	$34,831	100.0%

Salaries and benefits	16,135	43.7	15,392	44.2
Supplies	5,608	15.2	5,305	15.2
Other operating expenses	7,638	20.7	7,229	20.8
Equity in (earnings) losses of affiliates	(37)	(0.1)	2	—
Depreciation and amortization	1,723	4.7	1,614	4.6
Interest expense	1,115	3.0	1,018	2.9
Losses (gains) on sales of facilities	2	—	(213)	(0.6)

	32,184	87.2	30,347	87.1

Income before income taxes	4,742	12.8	4,484	12.9

Provision for income taxes	1,026	2.7	995	2.9

Net income	3,716	10.1	3,489	10.0

Net income attributable to noncontrolling interests	453	1.3	437	1.2

Net income attributable to HCA Healthcare, Inc.	$3,263	8.8	$3,052	8.8

Diluted earnings per share	$13.28		$11.47

Shares used in computing diluted earnings per share (millions)	245.654		266.044

Comprehensive income attributable to HCA Healthcare, Inc.	$3,341		$3,044

HCA Healthcare, Inc.

Condensed Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	June 30,	March 31,	December 31,
	2025	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$939	$1,060	$1,933
Accounts receivable	10,459	11,088	10,751
Inventories	1,792	1,794	1,738
Other	2,373	2,316	1,992
	15,563	16,258	16,414

Property and equipment, at cost	64,388	63,680	62,514
Accumulated depreciation	(34,265)	(33,942)	(33,100)
	30,123	29,738	29,414

Investments of insurance subsidiaries	531	550	569
Investments in and advances to affiliates	654	657	662
Goodwill and other intangible assets	10,273	10,237	10,093
Right-of-use operating lease assets	2,156	2,132	2,131
Other	236	226	230

	$59,536	$59,798	$59,513

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$4,250	$4,488	$4,276
Accrued salaries	2,072	1,857	2,304
Other accrued expenses	4,513	3,767	3,899
Short-term borrowings and long-term debt due within one year	5,104	3,519	4,698
	15,939	13,631	15,177

Long-term debt, less debt issuance costs and discounts of $429, $432 and $369	39,379	41,057	38,333
Professional liability risks	1,506	1,497	1,544
Right-of-use operating lease obligations	1,881	1,860	1,863
Income taxes and other liabilities	2,069	2,191	2,041

Stockholders' (deficit) equity:
Stockholders' deficit attributable to HCA Healthcare, Inc.	(4,394)	(3,519)	(2,499)
Noncontrolling interests	3,156	3,081	3,054
	(1,238)	(438)	555
	$59,536	$59,798	$59,513

HCA Healthcare, Inc.

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2025 and 2024

Unaudited

(Dollars in millions)

	2025	2024
Cash flows from operating activities:
Net income	$3,716	$3,489
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in cash from operating assets and liabilities:
Accounts receivable	320	(285)
Inventories and other assets	(427)	(68)
Accounts payable and accrued expenses	(676)	(459)
Depreciation and amortization	1,723	1,614
Income taxes	880	(4)
Losses (gains) on sales of facilities	2	(213)
Amortization of debt issuance costs and discounts	25	17
Share-based compensation	197	199
Other	101	150

Net cash provided by operating activities	5,861	4,440

Cash flows from investing activities:
Purchase of property and equipment	(2,167)	(2,399)
Acquisition of hospitals and health care entities	(326)	(131)
Sales of hospitals and health care entities	167	311
Change in investments	41	(14)
Other	2	(2)

Net cash used in investing activities	(2,283)	(2,235)

Cash flows from financing activities:
Issuances of long-term debt	5,233	4,483
Net change in short-term borrowings and revolving credit facilities	1,768	(1,030)
Repayment of long-term debt	(5,660)	(2,269)
Distributions to noncontrolling interests	(394)	(338)
Payment of debt issuance costs	(57)	(40)
Payment of dividends	(351)	(356)
Repurchase of common stock	(5,011)	(2,547)
Other	(112)	(212)

Net cash used in financing activities	(4,584)	(2,309)

Effect of exchange rate changes on cash and cash equivalents	12	-

Change in cash and cash equivalents	(994)	(104)
Cash and cash equivalents at beginning of period	1,933	935

Cash and cash equivalents at end of period	$939	$831

Interest payments	$1,074	$943
Income tax payments, net	$146	$999

HCA Healthcare, Inc.

Operating Statistics

	Second Quarter		For the Six Months Ended June 30,
	2025	2024	2025	2024
Operations:
Number of Hospitals	191	188	191	188
Number of Freestanding Outpatient Surgery Centers*	124	123	124	123
Licensed Beds at End of Period	50,485	49,844	50,485	49,844
Weighted Average Beds in Service	42,858	42,624	42,860	42,594

Reported:
Admissions	566,061	554,456	1,142,422	1,115,325
% Change	2.1%		2.4%
Equivalent Admissions	1,017,994	994,835	2,030,084	1,976,356
% Change	2.3%		2.7%
Revenue per Equivalent Admission	$18,276	$17,583	$18,189	$17,624
% Change	3.9%		3.2%
Inpatient Revenue per Admission	$19,656	$18,814	$19,501	$18,869
% Change	4.5%		3.3%
Patient Days	2,675,284	2,662,550	5,511,900	5,444,146
% Change	0.5%		1.2%
Equivalent Patient Days	4,813,548	4,779,234	9,794,646	9,647,027
% Change	0.7%		1.5%
Inpatient Surgery Cases	136,122	135,860	269,881	269,258
% Change	0.2%		0.2%
Outpatient Surgery Cases	258,365	258,967	504,985	511,802
% Change	-0.2%		-1.3%
Emergency Room Visits	2,439,763	2,414,960	4,958,479	4,843,874
% Change	1.0%		2.4%
Outpatient Revenues as a Percentage of Patient Revenues	38.4%	38.2%	37.9%	37.6%
Average Length of Stay (days)	4.726	4.802	4.825	4.881
Occupancy**	72.0%	71.9%	74.4%	73.6%

Same Facility:
Admissions	556,544	546,945	1,123,176	1,098,367
% Change	1.8%		2.3%
Equivalent Admissions	990,092	973,562	1,974,543	1,930,929
% Change	1.7%		2.3%
Revenue per Equivalent Admission	$18,110	$17,408	$18,080	$17,456
% Change	4.0%		3.6%
Inpatient Revenue per Admission	$19,576	$18,741	$19,470	$18,800
% Change	4.5%		3.6%
Inpatient Surgery Cases	134,307	134,662	266,330	266,321
% Change	-0.3%		0.0%
Outpatient Surgery Cases	253,006	254,599	495,316	502,037
% Change	-0.6%		-1.3%
Emergency Room Visits	2,401,684	2,370,754	4,868,579	4,741,737
% Change	1.3%		2.7%

* Excludes freestanding endoscopy centers (29 centers at June 30, 2025 and 23 centers at June 30, 2024).

** Reflects the rate of occupancy (patient days and observations) based on weighted average beds in service.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	Second Quarter		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$18,605	$17,492	$36,926	$34,831

Net income attributable to HCA Healthcare, Inc.	$1,653	$1,461	$3,263	$3,052
Losses (gains) on sales of facilities (net of tax)	3	(9)	2	(163)
Net income attributable to HCA Healthcare, Inc., as adjusted (a)	1,656	1,452	3,265	2,889
Depreciation and amortization	863	819	1,723	1,614
Interest expense	568	506	1,115	1,018
Provision for income taxes	524	547	1,026	945
Net income attributable to noncontrolling interests	238	226	453	437

Adjusted EBITDA (a)	3,849	$3,550	$7,582	$6,903

Adjusted EBITDA margin (a)	20.7%	20.3%	20.5%	19.8%

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$6.83	$5.53	$13.28	$11.47
Losses (gains) on sales of facilities	0.01	(0.03)	0.01	(0.61)
Net income attributable to HCA Healthcare, Inc., as adjusted (a)	$6.84	$5.50	$13.29	$10.86

Shares used in computing diluted earnings per share (millions)	241.911	264.071	245.654	266.044

(a)
Net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles ("GAAP"). These non-GAAP financial measures are adjusted to exclude losses (gains) on sales of facilities and losses on retirement of debt. We believe net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA as the primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that adjustments, including losses (gains) on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., as adjusted, diluted earnings per share, as adjusted, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

2025 Operating Results Forecast

(Dollars in millions, except per share amounts)

	For the Year Ending
	December 31, 2025
	Low	High
Revenues	$74,000	$76,000

Net income attributable to HCA Healthcare, Inc. (a)	$6,110	$6,480
Depreciation and amortization	3,450	3,495
Interest expense	2,250	2,300
Provision for income taxes	1,930	2,035
Net income attributable to noncontrolling interests	960	990

Adjusted EBITDA (a) (b)	$14,700	$15,300

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$25.50	$27.00

Shares used in computing diluted earnings per share (millions)	240.000	240.000

The Company's forecasted guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks.

(a)
The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets because the Company does not believe that it can forecast these items with sufficient accuracy.

(b)
Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles ("GAAP"). We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our healthcare facilities. Adjusted EBITDA is utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.